Exhibit 2.1

AMENDMENT NO. 3 TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT NO. 3 TO BUSINESS COMBINATION AGREEMENT (this “Amendment No. 3”) is made as of April 19, 2023 (the “Amendment Date”) by and among Mountain Crest Acquisition Corp. V, a Delaware corporation (“SPAC”), AUM Biosciences Limited, a Cayman Islands exempted company (“Holdco”), AUM Biosciences Subsidiary Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 202238778Z and a direct wholly-owned subsidiary of Holdco (“Amalgamation Sub”), AUM Biosciences Delaware Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Holdco (“Merger Sub”), and AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 201810204D (the “Company”). Each of SPAC, the Company, Holdco, Amalgamation Sub and Merger Sub shall individually be referred to herein as a “Party” and, collectively, the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, SPAC and the Company entered into that certain Business Combination Agreement dated as of October 19, 2022 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”);

WHEREAS, the Parties entered into that certain joinder agreement dated as of January 27, 2023, pursuant to which Holdco, Amalgamation Sub and Merger Sub joined the Agreement as parties;

WHEREAS, pursuant to Section 11.11 of the Agreement, the Agreement may be amended in whole or in part, by a duly authorized agreement in writing executed in the same manner as the Agreement and which makes reference to the Agreement;

WHEREAS, the Parties entered into that certain Amendment to Business Combination Agreement dated as of February 10, 2023 (“Amendment No. 1”) and Amendment #2 to Business Combination Agreement dated as of March 30, 2023 (“Amendment No. 2,” and together with Amendment No. 1 and this Amendment No. 3, the “Amendments”), pursuant to which the Agreement was amended in the manner described therein; and

WHEREAS, the Parties wish to further amend the Agreement as set forth in this Amendment No. 3.

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in the Amendments and the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

AMENDMENT TO THE AGREEMENT

Section 1.1 Amendment to Section 1.1.46 of the Agreement. Section 1.1.46 of the Agreement is hereby amended and revised to read as, “Fully-Diluted Company Shares” means the sum of (a) the total number of outstanding Company Ordinary Shares and (b) the total number of Company Ordinary Shares underlying the total number of outstanding Company Options, in each case, as of immediately prior to the Closing.”

Section 1.2 Amendment to Section 3.4(b) of the Agreement. Section 3.4(b) of the Agreement is hereby amended and revised to read as, “(b) As of immediately prior to the Amalgamation Effective Time, (i) no Company Preferred Shares shall be outstanding, (ii) the only Company Interests issued and paid-up shall be 9,125,538 Company Ordinary Shares, and (iii) the Company Preferred Shares shall have been converted into Company Ordinary Shares in compliance with the Company’s Governing Documents and the terms of such Company Preferred Shares.”

ARTICLE 2

MISCELLANEOUS

Section 2.1 No Other Amendment. Except to the extent that any provisions of or any Exhibits or Schedules to the Agreement are expressly amended by Article 1 of this Amendment No. 3, all terms and conditions of the Agreement and all other documents, instruments and agreements executed thereunder, shall remain in full force and effect pursuant to the terms thereof. In the event of any inconsistency or contradiction between the terms of this Amendment No. 3 and the Agreement, the provisions of this Amendment No. 3 shall prevail and control.

Section 2.2 Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as amended by the Amendments. No reference to the Amendments need be made in any instrument or document at any time referring to the Agreement and a reference to the Agreement in any such instrument or document shall be deemed to be a reference to the Agreement as amended by the Amendments.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SPAC:
MOUNTAIN CREST ACQUISITION CORP. V

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

COMPANY:
AUM BIOSCIENCES PTE. LTD.

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Chairman and Chief Executive Officer

HOLDCO:
AUM BIOSCIENCES LIMITED

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

AMALGAMATION SUB:
AUM BIOSCIENCES SUBSIDIARY PTE. LTD.

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

MERGER SUB:
AUM BIOSCIENCES DELAWARE MERGER SUB, INC.

By:	/s/ Vishal Doshi
Name:	Vishal Doshi
Title:	Director

[Signature Page to the Amendment No. 3 to Business Combination Agreement]